UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2010

CENTERLINE HOLDING COMPANY
 (Exact name of registrant as specified in its charter)

DELAWARE	1-13237	13- 3916825
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Madison Avenue, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-317-5700

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
On March 5, 2010, Centerline Holding Company (the “Company”) consummated a series of transactions with an affiliate of Island Capital Group LLC (“Island Capital”) and the Company’s creditors and preferred shareholders, pursuant to which it substantially recapitalized the outstanding equity interests in the Company and restructured substantially all of its existing senior secured debt obligations, contingent liabilities, unsecured liabilities and other claims and sold its real estate debt fund management and commercial mortgage loan servicing businesses to an affiliate of Island Capital (collectively, the “Transactions”).
The Company had previously entered into an authorization agreement, dated July 4, 2009 (as subsequently amended, the “Authorization Agreement”), with Island Capital, pursuant to which Island was authorized to negotiate with creditors and other claimants of the Company and submit a proposal for a strategic transaction with the Company. The Transactions implement a proposal submitted by Island Capital to an independent committee of the Board of Trustees formed to oversee an evaluation of business and strategic alternatives.
As part of, in connection with, and as a result of the Transactions:
•	The Company and certain of its subsidiaries entered into and consummated a purchase and sale agreement, dated as of March 5, 2010, with C-III Capital Partners LLC (“C-III”), an affiliate of Island Capital, pursuant to which:
•	C-III acquired interests in certain of the Company’s subsidiaries that operate its real estate debt fund management and commercial mortgage loan servicing businesses (certain of which had been acquired when the Company purchased ARCap Investors LLC in 2006) and certain other financial assets;
•	the Company issued 4,084,390 Special Series A Shares (as defined below) to C-III representing an approximately seventeen percent (17%) fully diluted ownership interest in the Company post-transaction;
•	C-III paid an aggregate purchase price of $110,000,000 in the form of $50,000,000 in cash and the assumption of $60,000,000 of the Company’s pre-transaction senior secured debt obligations due under its revolving credit and term loan agreement (the “Prior Credit Agreement”); and
•	The Company and Centerline Capital Group Inc. (“CCG”) entered into a management agreement, dated as of March 5, 2010, with Island Centerline Manager LLC, an entity owned and operated by an Island Capital subsidiary, Anubis Advisors (the “Manager”). The management agreement provides for an initial five year term and, subject to a fairness review of management fees, for successive one year renewal terms. Pursuant to the management agreement:
•	the Manager will provide executive management and strategic, restructuring and general advisory services to the Company and its subsidiaries; and

•	the Company and/or CCG will pay a one-time $5,000,000 advisory payment for certain fund management review services, a $5,000,000 annual base management fee and an annual incentive fee equal to the product of 10% and the excess of fully-diluted adjusted EBITDA per share over target adjusted EBITDA per share and weighted average number of common share equivalents outstanding (as such terms for the formula are defined in the management agreement).
•	The Company entered into a second amended and restated revolving credit and term loan agreement, dated as of March 5, 2010 (the “Amended Credit Agreement”), among the Company and CCG, as borrowers, Centerline Investor LP LLC, Centerline Investor LP II LLC, Centerline Investor LP III LLC, Centerline Capital Company LLC, Centerline Affordable Housing Advisors LLC, Centerline Holding Trust, Centerline Holding Trust II, CM Investor LLC, Centerline Finance Corporation, and Centerline Manager LLC, as guarantors, and Bank of America, N.A., as agent, and the lenders party thereto.

•	The Company has $137,500,000 of outstanding term loan borrowings under the Amended Credit Agreement and a revolving credit limit of $36,981,200. The revolving credit limit includes $11,981,200 of existing letters of credit, which, if terminated, cannot be used for general corporate capital needs.
•	The Amended Credit Agreement provides for a maturity date of March 4, 2015 for the revolving portion and March 3, 2017 for the term loan.
•	Interest for both the term loan and the revolving portion of the loan shall be at 3% over Bank of America’s prime rate, or over the prescribed LIBOR Rate, whichever is elected by the Company.
•	The Company, CCG, Centerline Financial Holdings LLC (“CFin Holdings”), and Natixis Financial Products Inc. (“Natixis”) entered into a Master Novation, Stabilization, Assignment, Allocation, Servicing and Asset Management Agreement, dated as of March 5, 2010 (the “Natixis Master Agreement”), pursuant to which all obligations of the Company and CCG under back to back credit default swaps were terminated, relieving the Company’s assets from exposure to a potential contingent liability in a notional amount of approximately $400,000,000 by moving those liabilities to a consolidated subsidiary. The obligations of the Company and CCG were assumed by CFin Holdings, an isolated special purpose entity owned 90% by CCG and 10% by Natixis. Natixis had issued fronting credit default swaps to certain tax credit funds sponsored by the Company (the “Natixis Enhanced Funds”) to credit enhance the Natixis Enhanced Funds’ general partners’ guarantee to the respective fund investors of minimum returns from either tax benefits or cash. The Company and CCG were required under the back to back credit swaps to repay Natixis if they were obligated to pay on the Natixis credit enhancement. In addition to its existing capital, CFin Holdings was assigned Company’s rights to future fees or repayment of amounts loaned or advanced by the Company to the Natixis Enhanced Funds and CFin Holdings received a new $20 million loan from Natixis which loan will be used for payments of debt service on the properties in which the respective tax credit funds hold interests.

•	The Company, CCG, Centerline Guaranteed Holdings LLC (“Guaranteed Holdings”), and Merrill Lynch Capital Services Inc. (“Merrill”) entered into a Transaction Assignment Agreement, dated as of March 5, 2010, pursuant to which the Company’s and CCG’s obligations under back to back credit default swaps issued by CCG to Merrill were assigned and assumed by Centerline Guaranteed Holdings, an isolated special purpose entity and subsidiary of CCG. As part of this agreement, all obligations of the Company and CCG under these back to back credit default swaps were terminated relieving the Company’s assets from exposure to a potential contingent liability in a notional amount of approximately $400,000,000 by moving those liabilities to a consolidated subsidiary. Merrill had issued fronting credit default swaps to tax credit funds sponsored by the Company (the “Merrill Enhanced Funds”) to credit enhance the Merrill Enhanced Funds’ general partner guarantee to the respective fund investors of a minimum returns from either tax benefits or cash. The Company agreed, among other things, to repay Merrill if they were obligated to pay on the Merrill credit enhancement, which obligation of the Company has, by the Transaction Assignment Agreement, been terminated. As part of the transaction, the Company formed Guaranteed Holdings, which was capitalized with an assignment of the Company’s rights to future fees or repayment of amounts loaned or advanced by the Company to the various funds and the transfer of $67,200,000 of cash collateral previously posted by the Company to secure its obligations to Merrill. Merrill has agreed, if certain conditions are met, to release up to $35,000,000 of the cash collateral to help properties in which the respective tax credit funds hold interests. Prior to achieving those conditions, the Company has agreed to pay up to $2 million per year for the next two years, to enable properties in which the respective tax credit funds hold interests to pay their debt service, provided that Guaranteed Holdings makes available from the Cash Collateral any additional amounts needed to satisfy debt service payments on such Properties.

•	Pursuant to the Company’s Second Amended and Restated Trust Agreement, dated as of November 17, 2003, as amended by Amendment No. 1 thereto, dated as of September 20, 2005, as further amended by Amendment No. 2 thereto, dated as of November 30, 2005, as further amended by Amendment No. 3 thereto, dated as of June 13, 2006, and as further amended by Amendment No. 4 thereto, dated as of April 2, 2007 (collectively, the “Trust Agreement”), the Company adopted upon the approval of its board of trustees a certificate of designation creating 19,860,212 Special Series A Shares (the “Special Series A COD”), not all of which have been issued in connection with the Transaction.

•	Each Special Series A Share is the equivalent to 15 Common Shares, on an as-converted basis, as to both voting and economic rights.
•	The Special Series A Shares are common share equivalents and do not have any liquidation preferences or preferential dividend rights.
•	The Company adopted, and determined to submit for shareholder approval, an amendment to the Trust Agreement to increase the number of shares of beneficial interest authorized for issuance (the “Trust Amendment”) to 800,000,000 in order to permit the automatic conversion of the Special Series A Shares into the appropriate number of Common Shares.
•	The Special Series A Shares automatically convert into Common Shares upon adoption by the Company’s shareholders of the Trust Amendment (i.e., increasing the authorized number of Common Shares).
•	The Company and Island Capital entered into a series of agreements with Related Special Assets LLC and Related General II, L.P (collectively, “Related”).
•	Related entered into an omnibus agreement, dated as of March 5, 2010, pursuant to which, among other things:
•	Related consented to an amendment to the certificate of designation for the Company’s Special Preferred Voting Shares which, among other matters, eliminated the right of the holders thereof to nominate and/or elect certain trustees to the Company’s board of trustees.

•	Related General II, L.P., CCG, a subsidiary of the Company, and other Investor Members (as defined therein) entered into an amendment to the amended and restated operating agreement of Centerline Capital Company, LLC (“CCC”), dated as of March 5, 2010, to eliminate a distribution tax gross-up (embodied in a prescribed preferred return), provide for distributions on a basis equivalent to distributions paid on the Company’s Common Shares and eliminate the Company’s obligation to make certain contributions to fund certain quarterly distribution shortfalls, all in respect of Special Common Units issued by CCC and owned by Related.

•	Related, its beneficial owners and the Company entered into a lock-up agreement, dated as of March 5, 2010, pursuant to which Related and its beneficial owners agreed to certain transfer and other restrictions to govern their equity interests in the Company as a protective measure to prevent the Company from experiencing an “ownership change” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (an “NOL Lock-Up Agreement”).

•	CCG entered into a consulting and advisory agreement, dated March 5, 2010, with TRCLP Affordable Acquisitions LLC, an affiliate of Related (“TRCLP Affordable”), pursuant to which TRCLP Affordable will perform certain consulting and advisory services and in consideration of, among other things, TRCLP will have a right to information with respect to the future sale of interests held by Company sponsored tax credit funds in certain tax credit properties and tax credit equity, as defined in the consulting and advisory agreement and to acquire certain of such interests or properties on market terms if they become available for sale.

•	TRCLP Affordable agreed to assume $5,000,000 of the Company’s pre-transaction senior secured debt obligations due under the Prior Credit Agreement.

•	Related, in its capacity as the holder of 10,843,492 (approximately 97%) of the Company’s 11% Cumulative Convertible Preferred Shares, Series A-1 Shares (the “11% Shares”) consented to the reclassification of the 11% Shares into Special Series A Shares by means of an amendment to the certificate of designation of the 11% Preferred Shares (the “11.0% COD”) that amends and restates the 11.0% COD in its entirety as provided in the Special Series A COD. All 11% Shares have been automatically converted into Special Series A Shares on a pro rata basis, based on the original issuance price paid for such 11% Shares.

•	Holders of 2,096,000 shares (or approximately 97%) of the Company’s 4.4% Cumulative Perpetual Convertible Community Reinvestment Act Preferred Shares, Series A-1 (the “4.4% CRA Preferred Shares”), consented to the reclassification of the 4.4% CRA Preferred Shares into Special Series A Shares by means of an amendment to the certificate of designation of the 4.4% CRA Preferred Shares (the “4.4% COD”) that amends and restates the 4.4% COD in its entirety as provided in the Special Series A COD.

•	Holders of 998,336 (representing 100%) of the Company’s Convertible Community Reinvestment Act Preferred Shares (the “CCRA Preferred Shares”) entered into exchange agreements, dated as of March 5, 2010, pursuant to which they exchanged such shares for an aggregate of 581,136 Special Series A Shares.

•	Holders of 4,778,168 (or approximately 87%) of the Company’s Series A Convertible Community Reinvestment Act Preferred Shares (the “Series A CRA Preferred Shares” and together with the 4.4% CRA Preferred Shares and the CCRA Preferred Shares, the “CRA Preferred Shares”) entered into exchange agreements, dated as of March 5, 2010, pursuant to which they exchanged such shares for an aggregate of 3,625,265 Special Series A Shares.

•	The Company entered into and consummated a subscription agreement, dated as of March 5, 2010, with Natixis, pursuant to which it issued 1,185,610 Special Series A Shares representing approximately 4.9% of the common share equivalents on a fully diluted basis.

•	C-III entered into and consummated a purchase and sale agreement, dated as of March 5, 2010, with Related pursuant to which it purchased from Related 5,226,513 Special Series A Shares, representing approximately 21.6% of the common share equivalents, on a fully diluted basis, and C-III granted an option to Related to purchase 25% of the Special Series A Shares sold and issued to C-III.

•	Wells Fargo Bank, NA, Bank of America, NA, and Natixis separately entered NOL Lock-Up Agreements, dated March 5, 2010, with the Company containing transfer and other restrictions substantially similar to those contained in the NOL Lock-Up Agreement entered into with Related as discussed above.

•	The Board of Trustees adopted a Tax Benefits Preservation Plan pursuant to which rights will be distributed to shareholders for the purpose of protecting against certain ownership changes that would limit the Company’s ability to use its net operating loss carryforwards to offset current and future taxable income.

•	Each of the Company’s named executive officers, Marc D Schnitzer, Robert L. Levy, Paul G. Smyth and Andrew J. Weil, and other executive officers terminated their employment agreements with the Company in exchange for certain termination payments and severance agreements. Messrs. Schnitzer, Levy and Weil remain employed with the Company in the same positions they held prior to the Transactions. Mr. Smyth will be employed in the commercial real estate business acquired by C-III.

•	The Company and/or affiliates of Island consummated settlement agreements with various creditors and claimants pursuant to which it paid $13.9 million as discounted pay offs to extinguish $116.3 million in face amount of other liabilities and claims.

•	As a result of the new issuance, reclassification, exchange and purchase transactions described above (in each case on a fully diluted basis):
•	C-III owns 9,310,903 Special Series A Shares (including the shares purchased from Related) representing approximately 38% of the common share equivalents outstanding;

•	Natixis owns 1,185,610 Special Series A Shares representing approximately 4.9% of the common share equivalents outstanding;

•	pre-transaction holders of CRA Preferred Shares own 8,655,597 Special Series A Shares representing approximately 36% of the common share equivalents outstanding;

•	pre-transaction holders of 11% Preferred Shares (other than the 11% Preferred Shares previously owned by Related that were sold post-reclassification to C-III) own approximately 172,552 Special Series A Shares representing approximately 0.7% of the common share equivalents outstanding; and

•	pre-transaction holders of Common Shares own approximately 20% of the common share equivalents outstanding.
A copy of the press release relating to the restructuring and recapitalization transactions described above is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

Exhibit
Number	Description
99.1	Press Release, Dated March 8, 2010

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centerline Holding Company (Registrant)
March 9, 2010	By:	/s/ Marc D. Schnitzer
		Name:	Marc D. Schnitzer
		Title:	President & Chief Executive Officer